EXHIBIT (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 275 to Registration Statement No. 002-90946 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the Funds constituting Eaton Vance Municipals Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended September 30, 2016, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 26, 2016

Appendix A

Report Date

Funds

November 21, 2016

Eaton Vance California Municipal Opportunities Fund

November 21, 2016

Eaton Vance Massachusetts Municipal Income Fund

November 21, 2016

Eaton Vance National Municipal Income Fund

November 21, 2016

Eaton Vance New York Municipal Income Fund

November 21, 2016

Eaton Vance Ohio Municipal Income Fund